UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2005

GLOBAL NATIONAL COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50120	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)
:2/F Hang Wei Bldg. Road 2 North Hi-Tech Park Shenzhen, Guangdong Peoples Republic of China
(Address of principal executive offices and Zip Code)

(86755) 26994588
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT

On April 7, 2005, Global National Communications Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Stock Purchase Agreement”) with the Purchasers listed in Schedule 1 thereto providing for the issuance by the Registrant to the Purchasers of up to $7,000,000 8% Fixed Price Convertible Debentures (the “Debentures”). Subject to certain provisions described below, the Debentures are convertible, at the option of the holder, at a conversion price of $4.00 (the “Conversion Price”).  If at the close of trading on the tenth trading day following the effective date of the Registration Statement (defined below), the closing price of the Registrant’s common stock is less than $5.00 or the volume weighted average price for the previous ten trading days is less than $5.00, the Conversion Price will be reset to $3.50. The term of the Debentures is three years from the date of issuance. Commencing six months from the closing the Registrant is required to reduce the principal amount on the Debentures by 1/10th per quarter, payable in cash or shares if the shares are: (1) covered by the Registration Statement (defined below);  and (2) the closing price for the Registrant’s shares is at least 110% of the Conversion Price for each of the five trading days prior to the payment date. The Registrant may redeem the Debentures upon at least twenty days prior written notice, assuming the shares issuable upon conversion of the Debentures have been registered and the trading price of the Registrant’s shares, subject to volume limitations, exceeds 200% of the Conversion Price for a period of ten days.

As a condition to the closing, certain of the Registrant’s shareholders entered into a pledge agreement (the “Pledge Agreement”) pursuant to which such shareholders agreed to pledge 100,000 shares as collateral for each $1,000,000 of the Debentures sold.

In connection with the Debentures, the Registrant shall issue warrants (the “Warrants”) to purchase up to 100% of the shares issuable upon conversion of the Debentures. The Warrants have an exercise price of $4.50 per shares.

On April 7, 2005, the Registrant also entered into a Registration Rights Agreement with the investors signatory thereto, which provides that on or prior to 45 days after a closing, of which one occurred on April 7, 2005, the Registrant shall prepare and file with the Commission a registration statement (“Registration Statement”) covering the resale of all of the Registrable Securities (defined as the shares issuable upon conversion of the Debentures and the shares issuable upon exercise of the Warrants). If the registration statement is not filed within 45 days or is, for any reason, not declared effective within 120 days, the Registrant shall pay liquidated damages to the investors. Such damages shall be paid in cash in an amount equal to .5% of the aggregate amount of the Debentures purchased by the investor for the first 30 days (or part thereof) after either the filing date or effective date of the Registration Statement, and for any subsequent 30-day period (or part thereof), thereafter.

The investors have contractually agreed to restrict their ability to convert the Debentures and exercise the warrants and receive shares of the Registrant’s common stock such that the number of shares of the Registrant held do not exceed 9.9% of the Registrant’s issued and outstanding shares.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Items 1.01 and 3.02 of this current report on Form 8-K are incorporated by reference into this Item 2.03 of this current report on Form 8-K.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On April 7, 2005, pursuant to the Securities Purchase Agreement, the Registrant sold to the Purchasers, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, $2,205,000 aggregate amount of the Debentures and issued Warrants to purchase up to 100% of the shares issuable upon conversion of the Debentures. Duncan Capital LLC received commissions for  serving as placement agent in the amount of $176,400.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Title

	4.1	Securities Purchase Agreement, dated as of April 7, 2005
	4.2	Registration Rights Agreement, dated as of April 7, 20005
	4.3	Pledge Agreement, dated as of April 7, 2005
	4.4	Form of 8% Fixed Price Convertible Debentures
	4.5	Form of Warrant issued in connection with the 8% Fixed Price Convertible Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of April, 2005.	GLOBAL NATIONAL COMMUNICATIONS CORP.

	By:	/s/ Wang Hanquing

Wang Hanquing, President and Chief Executive Officer,